TEMPORARY LEASE AGREEMENT

THIS TEMPORARY LEASE AGREEMENT (this "Agreement") is entered into as of the 19 day of October, 2007, by and between 617 7TH STREET ASSOCIATES, LLC, a Delaware limited liability company ("Landlord"), and CYBERDEFENDER CORPORATION, a California corporation ("Tenant").

RECITALS:

A. Landlord and Tenant executed that certain Lease dated Oct 19, 2007 (the "Permanent Lease"), covering certain space therein designated as Suite 401, containing approximately 4,742 rentable square feet (the "Permanent Premises"), located in that certain building located at 617 West 7th Street, Los Angeles, California (the "Building").

B. The Permanent Lease provides for the construction by Landlord of certain tenant improvements in the Permanent Premises (the "Leasehold Improvements") prior to the Commencement Date.

C. Tenant desires to lease certain space in the Building from Landlord on a temporary basis pending completion of the Leasehold Improvements, and Landlord is willing to lease such space to Tenant, all on the terms and conditions contained herein.

D. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Permanent Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Temporary Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, certain space herein designated as Suite 404, containing approximately 2,395 rentable square feet, and located on the 4th floor of the Building, as shown on Exhibit A attached hereto (the "Temporary Premises"). Tenant hereby acknowledges that the Temporary Premises is leased by Tenant subject to all the terms and conditions of this Agreement.

2. Term. Tenant's right to utilize the Temporary Premises pursuant to this Agreement shall commence on November 1, 2007 (the "Effective Date"), and shall continue until the Commencement Date of the Permanent Lease (the "Temporary Premises Term")

3. Rental. Commencing upon the Effective Date, and continuing through the Temporary Premises Term, as consideration for Tenant's use of the Temporary Premises during the Temporary Premises Term, Tenant shall pay to Landlord as Base Rent (herein so called), an amount equal to

$15.00 per rentable square foot of the Temporary Premises, payable in equal monthly installments of $2,993.75 per month. All Base Rent and any other amounts due hereunder (collectively, "Rent") shall be paid by Tenant to Landlord in the same manner as provided in the Permanent Lease.

4. Use. Tenant shall use the Temporary Premises only for general office purposes, and for no other purpose. Tenant will, at Tenant's sole cost, promptly comply with all laws relating to or affecting the condition, use or occupancy of the Temporary Premises. Tenant will conduct its business and occupy the Temporary Premises in such a manner so as not to create any nuisance or interfere with, annoy or disturb any of the tenants of the Building or Landlord in its management of the Building.

5. Services to the Temporary Premises. Landlord agrees, during the Temporary Premises Term, to furnish and provide to the Temporary Premises the same services that it is required to provide to the Permanent Premises under the Permanent Lease during the Lease Term thereof.

6. Condition of Temporary Premises. Landlord and Tenant hereby agree that the Temporary Premises will be delivered to Tenant in its "AS IS" condition. Tenant hereby agrees that its taking possession of the Temporary Premises shall be conclusive evidence as against Tenant that the Temporary Premises was in the condition agreed upon between Landlord and Tenant, and shall be an acknowledgment by Tenant that it accepts the Temporary Premises in its then "AS IS" condition, without any further improvement thereof required by Landlord.

7. Surrender of Temporary Premises. Upon the termination of this Agreement, Tenant shall peaceably surrender to Landlord the Temporary Premises, including the alterations, improvements and changes, other than Tenant's furniture, fixtures and equipment remaining the property of Tenant, broom-clean and in the condition the same were in on the Effective Date, subject only to ordinary and customary wear and tear. In the event that Tenant fails to vacate the Temporary Premises upon the termination of this Agreement, Tenant shall be deemed a tenant at sufferance and Landlord shall have all rights and remedies existing at law or in equity, including the right to file suit under California law for possession of the Temporary Premises, and to recover damages incurred by Landlord as a result of such holding over by Tenant. No holdover by Tenant or payment by Tenant after the termination of this Agreement shall be construed to extend the Temporary Premises Term or prevent Landlord from immediate recovery of possession of the Temporary Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Temporary Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover, such failure shall constitute a event of default hereunder; and Tenant shall be liable to Landlord for, and shall protect Landlord from and indemnify and defend Landlord against, all losses and damages, including any claims made by any succeeding tenant resulting from such failure to vacate, and any consequential damages that Landlord suffers from the holdover.

8. Liability and Indemnity; Hazardous Materials; Insurance. Except as may otherwise be set forth to the contrary herein, all of Tenant's duties and obligations (including without limitation any obligation to indemnify Landlord as more fully provided in Article 12 of the Permanent Lease) under the Permanent Lease shall be applicable to the Temporary Premises and Tenant's use thereof,

as if the Temporary Premises were a part of the Permanent Premises under the Permanent Lease, and shall be applicable as if the Lease Term of the Permanent Lease had already commenced. Without limiting the generality of the foregoing, Tenant shall carry insurance covering its use of the Temporary Premises and all of Tenant's property stored therein of the same types, on the same forms, with the same limits of liability, and otherwise as provided in Article 11 of the Permanent Lease, and shall provide Landlord with evidence of such insurance in the same manner as provided in Article 11 of the Permanent Lease.

9. Landlord's Right to Show Temporary Premises. Tenant acknowledges and agrees that Landlord is currently marketing the Temporary Premises for lease, that Landlord will continue to do so during the Temporary Premises Term, and that Landlord may be entering the Temporary Premises for the purpose of showing the same to prospective tenants. In connection with the foregoing, Tenant hereby expressly authorizes Landlord to enter upon the Temporary Premises for the foregoing purposes without prior notice to Tenant.

10. Landlord's Right to Relocate Temporary Premises. Landlord may, at Landlord's expense and upon five (5) days' prior notice to Tenant, relocate Tenant from the Temporary Premises to other premises within the Building. If Landlord relocates Tenant as provided here, Tenant shall be solely responsible for Tenant's costs associated with relocation to the new space. Upon such relocation, the relocation space shall be deemed to be the Temporary Premises and the terms of this Agreement shall remain in full force and shall apply to the relocation space.

11. Notices. Notices hereunder must be delivered in accordance with the provisions of the Permanent Lease.

12. Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Temporary Premises, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Temporary Premises. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

13. Events of Default; Landlord's Remedies. It shall constitute an event of default hereunder in the event that Tenant fails to abide by any of the terms and conditions of this Agreement. In the event of any such event of default, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have all remedies made available to Landlord in the event of default under the Permanent Lease. A default under this Agreement shall constitute an event of default under the Permanent Lease, and a default under the Permanent Lease shall constitute an event of default hereunder.

14. Governing Law. This Agreement shall be governed by the laws of the State of California.

15. Brokers. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than CB Richard Ellis, Inc.,

which has acted as Landlord's broker, and Stone-Miller Company, which has acted as Tenant's broker, which brokers shall not be owed any commission by Landlord in connection with this Agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for any commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

16. Binding Effect. Landlord has delivered a copy of this Agreement to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Agreement shall not be effective against any party hereto until an original copy of this Agreement has been signed by such party and delivered to the other party.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed as of the date first set forth above.

LANDLORD:

617 7TH STREET ASSOCIATES, LLC,
a Delaware limited liability company

By: 617 Partners, LP,
a Colorado limited partnership
Its: Manager

By: AVF Management, LLC,
a Colorado limited liability company
Its: General Partner

By: David E. Ramsey
Name: David E. Ramsey
Title: Voting Member

TENANT:

CYBERDEFENDER CORPORATION,
a California corporation

By:
Name: GARY GUSEINOV
Title: CEO

<u>EXHIBIT A</u>

FLOOR PLAN OF TEMPORARY PREMISES

[to be attached]

ORIGINAL

LEASE

DATED October 19, 2007

BY AND BETWEEN

617 7TH STREET ASSOCIATES, LLC
A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD

AND

CYBERDEFENDER CORPORATION,
A CALIFORNIA CORPORATION

AS TENANT

AFFECTING PREMISES COMMONLY KNOWN AS

617 WEST 7TH STREET, SUITE 401, LOS ANGELES, CALIFORNIA

TABLE OF CONTENTS

PAGE

1. Definitions....1
   - 1.1 General....1
   - 1.2 Additional Rent....1
   - 1.3 Address for Notices....1
   - 1.4 Agents....1
   - 1.5 Agreed Interest Rate....1
   - 1.6 Base Monthly Rent....1
   - 1.7 Base Year....1
   - 1.8 Building....1
   - 1.9 Building Amenities....1
   - 1.10 Commencement Date....1
   - 1.11 Common Area....1
   - 1.12 Common Operating Expenses....1
   - 1.13 Effective Date....2
   - 1.14 Event of Tenant's Default....2
   - 1.15 Hazardous Materials....2
   - 1.16 Insured and Uninsured Peril....2
   - 1.17 Law....2
   - 1.18 Lease....2
   - 1.19 Lease Term....2
   - 1.20 Lender....2
   - 1.21 Permitted Use....2
   - 1.22 Premises....2
   - 1.23 Project....2
   - 1.24 Private Restrictions....2
   - 1.25 Real Property Taxes....2
   - 1.26 Scheduled Commencement Date....2
   - 1.27 Security Instrument....3
   - 1.28 Summary....3
   - 1.29 Tenant's Alterations....3
   - 1.30 Tenant's Share....3
   - 1.31 Trade Fixtures....3

2. Demise, Construction, and Acceptance....3
   - 2.1 Demise of Premises....3
   - 2.2 Commencement Date....3
   - 2.3 Construction of Improvements....3
   - 2.4 Delivery and Acceptance of Possession....4

3. Rent....4
   - 3.1 Base Monthly Rent....4
   - 3.2 Additional Rent....4
   - 3.3 Payment of Rent....4
   - 3.4 Late Charge, Interest and Quarterly Payments....4

4. Common Operating Expenses 5
4.1 Tenant's Obligation to Reimburse 5
4.2 Common Operating Expenses Defined 6
4.3 Real Property Taxes Defined 7

5. Use of Premises 8
5.1 Limitation on Use 8
5.2 Compliance with Regulations 8
5.3 Outside Areas 9
5.4 Rules and Regulations 9

6. Security Deposit 9

7. Repair and Maintenance 9
7.1 Tenant's Obligation to Maintain 9
7.2 Landlord's Obligation to Maintain 10

8. Trade Fixtures and Alterations 10
8.1 Trade Fixtures 10
8.2 Tenant's Alterations 10
8.3 Alterations Required by Law 11
8.4 Mechanic's Liens 11
8.5 Taxes on Tenant's Property 11

9. Building Amenities 11

10. Waste Disposal and Utilities 13
10.1 Waste Disposal 13
10.2 Utilities 13
10.3 Compliance with Governmental Regulations 13

11. Insurance 14
11.1 Tenant's Insurance 14
11.2 Landlord's Insurance 15
11.3 Tenant's Obligation to Reimburse 15
11.4 Release and Waiver of Subrogation 15

12. Limitation on Landlord's Liability and Indemnity 15
12.1 Limitation on Landlord's Liability 15
12.2 Limitation on Tenant's Recourse 16
12.3 Indemnification of Landlord 16

13. Damage to the Premises 16
13.1 Landlord's Duty to Restore 16
13.2 Landlord's Right to Terminate 16
13.3 Tenant's Right to Terminate 17
13.4 Abatement of Rent 17

14. Condemnation 18
14.1 Landlord's Termination Right 18
14.2 Tenant's Termination Right 18

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	14.3	Restoration and Abatement of Rent	18
	14.4	Temporary Taking	18
	14.5	Division of Condemnation Award	18
15.	Assignment and Subletting		19
	15.1	Transfer by Tenant	19
	15.2	Transfer By Landlord	21
16.	Default and Remedies		22
	16.1	Events of Tenant's Default	22
	16.2	Landlord's Remedies	22
	16.3	Waiver	24
	16.4	Limitation on Exercise of Rights	24
	16.5	Waiver by Tenant of Certain Remedies	24
	16.6	Default by Landlord	24
17.	Landlord's Reserved Rights		24
	17.1	Construction of Additional Improvements	24
	17.2	Landlord's Right to Enter	25
	17.3	Control of Common Area	25
	17.4	Change in Area	25
18.	Hazardous Materials		26
19.	General Provisions		26
	19.1	Signs	26
	19.2	No Parking Rights	27
	19.3	Surrender of the Premises	27
	19.4	Holding Over	27
	19.5	Subordination	27
	19.6	Mortgagee Protection and Attornment	28
	19.7	Estoppel Certificates and Financial Statements	28
	19.8	Notices	28
	19.9	Attorneys' Fees	28
	19.10	Waiver of Jury Trial	29
	19.11	Corporate Authority	29
	19.12	Miscellaneous	29
	19.13	Brokerage Commissions	30
	19.14	Force Majeure	30
	19.15	Entire Agreement	30
	19.16	Relocation Right	30
	19.17	Bankruptcy	31
	19.18	Anti-Terrorism Laws	31

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS	
A. (Introduction)	Lease Reference Date:	October 19, 2007
B. (Introduction)	Landlord:	617 7th Street Associates, LLC, a Delaware limited liability company
C. (Introduction)	Tenant:	Cyberdefender Corporation, a California corporation
D. (Section 1.22)	Premises:	That area consisting of approximately 4,712 square feet of net rentable area, the address of which is 617 West 7th Street, Suite 401, Los Angeles, California, as shown on Exhibit A
E. (Section 1.8)	Building:	The building in which the Premises are located containing approximately 192,323 square feet of net rentable area
F. (Section 1.30)	Tenant's Share:	2.47%
G. (Section 1.26)	Scheduled Commencement Date:	December 1, 2007
H. (Section 1.19)	Lease Term:	Sixty-two (62) months
I. (Section 3.1)	Base Monthly Rent:	

Months	Base Monthly Rent
1 – 12*	$10,669.50
13 – 24	$10,989.59
25 – 36	$11,319.28
37 – 48	$11,658.86
49 – 60	$12,008.63
61 – 62	$12,368.89

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SECTION (LEASE REFERENCE)	TERMS	

*Notwithstanding the foregoing, and on the express condition that Tenant abides by all of the terms and conditions of this Lease and no event of default occurs hereunder, Tenant shall be entitled to an abatement of Base Monthly Rent, commencing on the Commencement Date and ending two (2) months thereafter, such that the effective Base Rent for the first two (2) months shall be $Zero. Notwithstanding such concession of Base Rent, Landlord and Tenant agree that Tenant's obligation to pay Base Rent as provided in the Lease shall continue throughout the Lease Term, and in the event that Tenant fails to abide by any term or condition of the Lease or otherwise defaults hereunder, then all Base Rent not collected by Landlord during the Lease Term due to the foregoing Base Rent abatement shall, as of the date of Tenant's default, become immediately due and payable with interest on such sums at the lesser of 18% per annum or the maximum rate permitted by law from the date such Rent was originally due to the date of payment. Such obligation of Tenant for payment of Base Rent not collected during the Lease Term shall be independent of and in addition to Landlord's other rights and remedies available to it pursuant to the Lease or otherwise available at law or in equity.

J. (Section 3.3)	Prepaid Rent:	$10,669.50
K. (Section 6)	Security Deposit:	$15,000.00
L. (Section 5.1)	Permitted Use:	General office use
M. (Section 11.1)	Tenant's Liability Insurance Minimum:	$3,000,000
N. (Section 1.3)	Landlord's Address:	c/o Alliance Commercial Partners, LLC 165 South Union Blvd., Suite 510 Lakewood, Colorado 80228 Attn: Douglas McCormick
O. (Section 1.3)	Tenant's Address:	Prior to the Commencement Date: 12121 Wilshire Blvd., Suite 350 Los Angeles, CA 90025 On and after the Commencement Date: The Premises
P. (Section 19.13)	Real Estate Brokers:	CB Richard Ellis representing Landlord and Stone-Miller Company representing Tenant

SECTION (LEASE REFERENCE)	TERMS	
Q. (Section 1.7)	Base Year:	2008
R. (Section 3.3)	Rent Payment Address:	617 7th Street Associates, LLC P.O. Box 974823 Dallas, TX 75397-4823
S. (Section 1.18)	Lease:	This Lease includes the summary of the Basic Lease Terms, the Lease, and the following exhibits:

Exhibit A:	(Depiction of the Premises)
Exhibit B:	(Commencement Memorandum)
Exhibit C:	(Depiction of the Second Floor Lounge Area and Executive Conference Room)
Exhibit D:	(Rules and Regulations)
Exhibit E:	(Work Letter)

The foregoing Summary is hereby incorporated into and made a part of the Lease. Each reference in the Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:

617 7TH STREET ASSOCIATES, LLC,
a Delaware limited liability company

By: 617 Partners, LP,
a Colorado limited partnership
Its: Manager

By: AVF Management, LLC,
a Colorado limited liability company
Its: General Partner

By: David E. Ramsey
Name: David E. Ramsey
Title: Voting Member

TENANT:

CYBERDEFENDER CORPORATION,
a California corporation

By: ______
Name: Gary Guseinov
Title: CEO
Date: 10/19/2007

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